Sun River Energy, Inc. Announces First Steps Toward Monetizing Hard Minerals in New Mexico

Dallas, TX -- (PRNewswire-FirstCall) – April11, 2011 --Sun River Energy, Inc. (OTC:BB:SNRV).  Sun River Energy, Inc. (the “Company” or “Sun River”) announcesit has taken its first steps toward monetizing its hard minerals located in New Mexico by entering into a consulting contract with MBN Consulting, LLC, a Florida Limited Liability Company (“MBN”).

On April 4, 2011, Sun River entered into a consulting contract with MBN to provide financial services to Sun River primarily for Sun River’s hard rock mineral interests in Colfax County, New Mexico.  MBN has a successful track record in developing hard rock minerals, including gold and silver, for other companies.  Sun River plans to work with MBN to developapproximately 160,000 acres of hard rock mineral interests owned by Sun River, including gold, silver, coal, and other minerals.  There was a significant historical production of hard rock minerals, including gold and silver, on portions of Sun River’s acreage.  Among other things, MBN will be responsible for providing Sun River with a preliminary overview of its minerals, so that Sun River may determine the economic feasibility of developing these mineral interests.

Donal R. Schmidt, Jr., the Company's CEO and President, states:“We are an E&P company at heart.  Plain and simple.And we will continue to be so.  However, we have the good fortune to own acreage in an area which has historically produced an economically significant amount of gold.  Our initial work relating to these assets convinced me that it was time to take the next step towards a fully funded venture to develop these rights.  We have a number of research reports conducted on the company’s behalf that suggest these mining rights not only have been productive in the past, but will be in the future as well.  Specifically, our early work indicates both placer and lode deposits for gold, copper, lead, iron, molybdenum and other rare earth elements (“REE”).  As such, it makes a tremendous amount of sense to attempt to monetize these assets.  In that regard, we have engaged MBN to assist us.  Their primary task early on will be to direct the geological assessment of our hard rock interest and then to identify and qualify possible participants who will ultimately develop these assets on our behalf or at our direction.  MBN has a proven track record in the mining space with respect to what we have engaged them to do.  I am looking forward to seeing this project develop particularly with the gold and REE prices we are seeing in this economy.”

About Sun River Energy, Inc.:

Sun River Energy, Inc. is a Dallas-based, oil and gas exploration and production company.  For further information on the Company, please visit our website www.snrv.com.

Media Contact:
Gilbert Steedley
1-800-669-6511

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